UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2018

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

The information related to the Amendment, as discussed in Item 8.01, is incorporated by reference into this Item 1.01.

Item 8.01                                           Other Events.

We, Georgia Power Company, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners) have entered into an amendment (the Amendment), dated as of August 31, 2018, to our joint ownership agreements for Vogtle Units No. 3 and No. 4 (the Joint Ownership Agreements).  The Amendment amends, clarifies and provides procedures for certain provisions of the Joint Ownership Agreements related to adverse events that require the vote of the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 to continue construction (Project Adverse Events).

The Amendment clarifies that Georgia Power’s public announcement of its intention not to submit for rate recovery any portion of its investment in Vogtle Units No. 3 and No. 4 (or its associated financing costs) would constitute a Project Adverse Event and provides voting procedures for any Co-owner vote triggered by a Project Adverse Event.  The Amendment also clarifies that construction on Vogtle Units No. 3 and No. 4 is authorized during the period between any Project Adverse Event and the subsequent vote.  The Amendment does not modify the requirement that, following a Project Adverse Event, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 must conduct a vote to continue construction.  As previously announced, two Project Adverse Events have occurred and a vote related to those events is expected to occur in the third quarter of 2018.  Each of Georgia Power, Oglethorpe and the Municipal Electric Authority of Georgia will have to affirmatively vote to continue construction.

The Amendment also clarifies the operation of the Co-owner approval requirement following a vote to continue construction which approves a new schedule or cost.  In such a case, the Amendment provides that an incremental increase of $1 billion in cost or one year in schedule over the most recently-approved schedule or cost would constitute a new Project Adverse Event.

The ultimate outcome of these matters cannot be determined at this time.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1

First Amendment to Agreement regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement and Amendment No. 4 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing, and Operation of Additional Generating Units, dated as of August 31, 2018, by and among Georgia Power Company, Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and the City of Dalton, Georgia. (Incorporated by reference to Exhibit 10.1 to Georgia Power Company’s Form 8-K dated August 31, 2018, filed with the SEC on September 7, 2018.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: September 10, 2018	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer